                                                                    EXHIBIT 99.2

                           AMERICA SERVICE GROUP INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                  JUNE 30,      DECEMBER 31,
                                                                   2001            2000
                                                                 ---------      -----------
                                                                  (AMOUNTS SHOWN IN 000'S)
                                           ASSETS

Current assets:
  Cash and cash equivalents ...............................      $      52       $     256
  Accounts receivable, healthcare and other less allowances         74,395          64,053
  Prepaid expenses and other current assets ...............         13,545           8,924
  Current deferred taxes ..................................          4,969           1,143
                                                                 ---------       ---------
          Total current assets ............................         92,961          74,376
Property and equipment, net ...............................          8,659           8,651
Deferred taxes ............................................          5,213              --
Goodwill, net .............................................         46,307          61,358
Contracts, net ............................................         13,622          14,002
Other intangible assets, net ..............................          1,783           1,925
Other assets ..............................................            902           1,090
                                                                 ---------       ---------
                                                                 $ 169,447       $ 161,402
                                                                 =========       =========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ........................................      $  26,355       $  21,664
  Medical claims liability ................................         17,471          11,285
  Accrued expenses ........................................         35,938          25,854
  Current portion of long-term debt .......................          3,780              --
                                                                 ---------       ---------
          Total current liabilities .......................         83,544          58,803
Noncurrent portion of accrued expenses ....................          4,712           3,680
Deferred taxes ............................................            757             757
Long-term debt ............................................         55,000          56,800
Commitments and contingencies
Mandatory redeemable preferred stock ......................             --          12,397
Common stock ..............................................             54              41
Additional paid in capital ................................         31,324          18,259
Stockholders' notes receivable ............................         (1,343)         (1,384)
Accumulated other comprehensive income ....................           (445)             --
Retained (deficit) earnings ...............................         (4,156)         12,049
                                                                 ---------       ---------
          Total liabilities and stockholders' equity ......      $ 169,447       $ 161,402
                                                                 =========       =========





            See notes to condensed consolidated financial statements.

                           AMERICA SERVICE GROUP INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      QUARTER ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
                                                     2001              2000              2001              2000
                                                  -----------       -----------       -----------       -----------
                                                      (Amounts shown in 000's except share and per share amounts)
Healthcare revenue .........................      $   140,779       $    89,449       $   278,720       $   165,618
Healthcare expenses ........................          146,711            80,964           273,309           149,590
                                                  -----------       -----------       -----------       -----------
Gross margin ...............................           (5,932)            8,485             5,411            16,028
Selling, general and administrative expenses            7,251             3,169            11,393             6,410
Impairment of long-lived assets ............           13,236                --            13,236                --
Depreciation and amortization ..............            1,960             1,403             3,943             2,348
                                                  -----------       -----------       -----------       -----------
Income (loss) from operations ..............          (28,379)            3,913           (23,161)            7,270
Interest, net ..............................           (1,237)             (891)           (2,525)           (1,421)
                                                  -----------       -----------       -----------       -----------
Income (loss) before taxes (benefit) .......          (29,616)            3,022           (25,686)            5,849
Provision for income taxes (benefit) .......          (11,237)            1,207            (9,645)            2,339
                                                  -----------       -----------       -----------       -----------
Net income (loss) ..........................          (18,379)            1,815           (16,041)            3,510
Preferred stock dividends ..................               --              (161)             (163)             (324)
                                                  -----------       -----------       -----------       -----------
Net income (loss) attributable to common
  shares ...................................      $   (18,379)      $     1,654       $   (16,204)      $     3,186
                                                  ===========       ===========       ===========       ===========
Net income (loss) per common share:
  Basic ....................................      $     (3.39)      $      0.44       $     (3.14)      $      0.85
                                                  ===========       ===========       ===========       ===========
  Diluted ..................................      $     (3.39)      $      0.33       $     (3.14)      $      0.65
                                                  ===========       ===========       ===========       ===========
Weighed average shares outstanding:
  Basic ....................................        5,420,000         3,737,000         5,153,000         3,732,000
                                                  ===========       ===========       ===========       ===========
  Diluted ..................................        5,420,000         5,510,000         5,153,000         5,428,000
                                                  ===========       ===========       ===========       ===========


            See notes to condensed consolidated financial statements.

                           AMERICA SERVICE GROUP INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          SIX MONTHS ENDED JUNE 30,
                                                             2001           2000
                                                           --------       --------
                                                          (AMOUNTS SHOWN IN 000'S)
Operating activities:
Net income (loss) ...................................      $(16,041)      $  3,510
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization .....................         3,943          2,348
  Amortization of deferred financing costs ..........           190             65
  Impairment of long-lived assets ...................        13,236             --
  Deferred income taxes .............................        (8,736)            --
  Accretion of mandatory redeemable preferred stock
    discount ........................................            --             11
  Interest on stockholders' notes receivable ........           (40)           (30)
  Changes in operating assets and liabilities, net of
     effects of acquisitions:
     Accounts receivable ............................        (5,463)        (4,803)
     Prepaid expenses and other current assets ......        (9,501)           (60)
     Other assets ...................................           (27)            42
     Accounts payable ...............................         4,691          8,313
     Accrued expenses ...............................        16,303         (2,300)
                                                           --------       --------
Net cash provided by (used in) operating activities .        (1,445)         7,096
Investing activities:
Cash paid for acquisitions, net of cash acquired ....            --        (30,757)
Capital expenditures ................................        (1,337)        (1,112)
                                                           --------       --------
Net cash used in investing activities ...............        (1,337)       (31,869)
Financing activities:
Proceeds from long-term debt ........................        17,780         31,095
Payments on long-term debt ..........................       (15,800)        (5,394)
Payment of deferred financing costs .................            --           (347)
Proceeds from stockholder note receivable ...........            81             --
Payment of mandatory redeemable preferred stock
  dividends .........................................           (61)          (324)
Common stock issued under Employee Stock Purchase
  Plan ..............................................            --            275
Exercise of stock options ...........................           578            310
                                                           --------       --------
Net cash provided by financing activities ...........         2,578         25,615
Net increase (decrease) in cash and cash equivalents           (204)           842
Cash and cash equivalents, beginning of period ......           256            444
                                                           --------       --------
Cash and cash equivalents, end of period ............      $     52       $  1,286
                                                           ========       ========


            See notes to condensed consolidated financial statements.

                           AMERICA SERVICE GROUP INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001

1.  BASIS OF PRESENTATION

    The interim condensed consolidated financial statements as of June 30, 2001 and for the quarter and six months then ended are unaudited, but in the opinion of management, have been prepared in conformity with accounting principles generally accepted in the United States applied on a basis consistent with those of the annual audited consolidated financial statements. Such interim condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position and the results of operations for the quarter and six months presented. The results of operations for the quarter and six months presented are not necessarily indicative of the results to be expected for the year ending December 31, 2001. The interim condensed consolidated financial statements should be read in connection with the audited consolidated financial statements for the year ended December 31, 2000.

2.  ACQUISITIONS

    On September 20, 2000, the Company, through its wholly-owned subsidiary Secure Pharmacy Plus, Inc. ("SPP"), completed the purchase of the assets of correctional pharmacy division of Bergen Brunswig Corporation. The cash purchase price of $7.9 million was financed under the Company's syndicated credit facility. SPP is the largest correctional pharmacy company in the United States servicing over 300,000 inmates in forty-one states. SPP's sales to the Company are eliminated in consolidation. The Company accounted for the acquisition using the purchase method of accounting.

    On June 1, 2000, the Company acquired the stock of Correctional Health Services, Inc. ("CHS") for $16.7 million in cash, net of cash acquired. The purchase price was financed by advances pursuant to the Company's then existing Senior Credit Facility, which was increased in connection with the acquisition. CHS, with headquarters in Verona, New Jersey, services nineteen contracts providing health care services to approximately 12,000 inmates.

    On March 29, 2000, the Company acquired the Pennsylvania and New York operations of Correctional Physician Services, Inc. ("CPS") for $14 million in cash financed under the Company's then existing Senior Credit Facility. CPS assigned its contracts for the Eastern Region of the Pennsylvania Department of Corrections and the Yonkers Region of the New York Department of Correctional Services to the Company. Combined, the acquired Pennsylvania and New York operations of CPS provide health care services to approximately 21,000 inmates.

3.  IMPAIRMENT OF LONG-LIVED ASSETS

    During the second quarter, the Company was notified that another vendor had been selected to negotiate a contract to provide healthcare services for the Eastern Region of the Pennsylvania Department of Corrections upon the expiration of the Company's contract on December 31, 2002. The Company also anticipates that it will cease operations under the contract with the Yonkers Region of the New York Department of Correctional Services upon the expiration of the Company's contract on May 31, 2002 as the healthcare services are to be assumed by the client. Given these factors, in accordance with FAS 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company recorded a non-cash impairment charge of $13.2 million ($8.3 million net of tax) during the second quarter of 2001 representing the excess net goodwill recorded in connection with the aforementioned acquisition of CPS over the fair value of the two contracts. The Company estimated the fair value of the contracts by calculating the net present value of estimated cash flows during the remaining term of the contracts adjusted for certain other factors.

4.  CHANGES IN ACCOUNTING ESTIMATES

    During the second quarter of 2001, the Company recorded change in accounting estimate charges of approximately $6 million ($3.7 million net of tax) to strengthen medical claims reserves due to adverse development of prior years' medical claims and $1.7 million ($1.1 million net of tax) for legal and malpractice insurance liabilities. The charge for medical claims reserve strengthening was primarily the result of updated information that showed actual utilization and cost data for inpatient and outpatient services were higher than historical levels upon which the original estimate was based. The charge for legal and malpractice insurance exposures primarily relates to liquidity issues of certain insurance carriers who provided coverage to the Company from 1992-1997.

5.  BANKING ARRANGEMENTS

    As a result of the charges referred to in the preceding footnotes, the Company obtained an amendment to its $65 million senior secured credit facility (the "credit facility") dated August 2, 2000. Pursuant to the amendment, amounts available to the Company are based upon varying percentages of accounts receivable and inventory. Total availability, however, remains at $65 million until the first of several reductions in availability, ranging from $1.0 million to $5.0 million, that occur beginning November 1, 2001 and through January 1, 2003, Certain financial covenants have been modified and other financial covenants have been added through the original maturity of the credit facility. Interest rates under the amendment remain based upon the Company's ratio of total debt to earnings before interest, taxes, and depreciation and amortization. The range of interest rates, however, changes from LIBOR plus 1.5% to 2.75% under the credit facility prior to the amendment to LIBOR plus 1.75% to 3.5% under the amended credit facility.

6.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), as amended in June 2000 by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which requires the Company to recognize all derivatives as assets or liabilities measured at fair value. Changes in fair value are recognized through either earnings or other comprehensive income dependent on the effectiveness of the hedge instrument. The Company currently maintains three interest collar agreements with three of its syndicate banks for a notional amount of $24 million. The collar agreements, which expire between October 2002 and May 2003 qualify as cash flow hedges under SFAS 133.

    On January 1, 2001, the Company adopted SFAS 133 and SFAS 138 resulting in a charge to other comprehensive income of approximately $212,000, net of tax, as the cumulative effect of a change in accounting principle representing the fair value of the collar agreements on the date of adoption. During the six months ended June 30, 2001, the decrease in fair value of the collar agreements of approximately $233,000, net of tax, was recognized through other comprehensive income as the intrinsic change in fair market value during the period. At June 30, 2001, the fair value of the interest rate collar agreements was a liability of $748,000, which is included in accrued expenses in the accompanying condensed consolidated balance sheets. The Company's collar agreements are maintained for interest rate protection purposes only, pursuant to a provision of its credit facility.

    In June 2001, the FASB issued SFAS No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

    The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the nonamortization provisions of SFAS 142 is expected to result in an increase in net income of $1.5 million per year ($.25 per share). During 2002, the Company will perform the first of the required impairment tests of goodwill as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.